Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Jones and Joseph T. Green, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 2,000,000 shares of Common Stock, par value $0.01 per share of TCF Financial Corporation under the TCF Financial Incentive Stock Program, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of October 15, 2012, by the following persons:

/s/ William A. Cooper
William A. Cooper
Director, Chairman and Chief Executive Officer

/s/ Craig R. Dahl	/s/ Thomas F. Jasper
Craig R. Dahl	Thomas F. Jasper
Director, Vice Chairman and	Director, Vice Chairman and Executive Vice
Executive Vice President, Lending	President, Funding, Operations and Finance

/s/ Barry N. Winslow	/s/ Gerald A. Schwalbach
Barry N. Winslow	Gerald A. Schwalbach
Director and Vice Chairman, Corporate	Lead Director
Development

/s/ Raymond L. Barton	/s/ Karen Grandstrand
Raymond L. Barton	Karen Grandstrand
Director	Director

/s/ Peter Bell	/s/ George G. Johnson
Peter Bell	George G. Johnson
Director	Director

/s/ William F. Bieber	/s/ Vance K. Opperman
William F. Bieber	Vance K. Opperman
Director	Director

/s/ Theodore J. Bigos	/s/ James M. Ramstad
Theodore J. Bigos	James M. Ramstad
Director	Director

/s/ Thomas A. Cusick	/s/ Richard A. Zona
Thomas A. Cusick	Richard A. Zona
Director	Director